EXHIBIT 23

To the Board of Directors of
the Dreyfus/Laurel Funds, Inc.
and the Securities and Exchange Commission:

We have examined management's assertion about The Dreyfus/Laurel
Funds, Inc. (constituting the Dreyfus BASIC S&P 500 Stock Index Fund,
 Dreyfus Bond Market Index Fund, Dreyfus Disciplined Intermediate Bond Fund, Dreyfus Disciplined Smallcap Stock Fund, Dreyfus Disciplined Stock Fund, Dreyfus Institutional Government Money Market Fund, Dreyfus Institutional Prime Money Market Fund, Dreyfus Institutional U.S. Treasury
 Money Market Fund, Dreyfus Money Market Reserves, Dreyfus Municipal Reserves, Dreyfus U.S. Treasury Reserves, Dreyfus Premier Balanced Fund, Dreyfus Premier Large Company Stock Fund, Dreyfus Premier Limited Term Income Fund, Dreyfus Premier Midcap Stock Fund, Dreyfus Premier Small Cap Value Fund, Dreyfus Premier Small Company Stock Fund and Dreyfus
Premier Tax Managed Growth Fund, and Dreyfus Tax Smart Growth Fund)
(the "Funds") compliance with the requirements of subsections (b) and (c)
 of Rule 17f-2 under the Investment Company Act of 1940 as of August 31, 2000 included in the accompanying Management Statement Regarding Compliance with Certain Provisions of the Investment Company
Act of 1940. Management is responsible for the Funds' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Funds' compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Funds' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of August 31, 2000 and for the period from May 31, 2000 (the date of our last examination) through August 31, 2000, with respect to security transactions, without prior notice to management:

* Count and inspection of all securities located in the Mellon
Trust - Global Trust Services ("Mellon Trust") vault at
120 Broadway, New York, New York as of August 31, 2000;

* Review of Mellon Trust's systems of reconciliation and control including their reconciliations with The Federal Reserve Bank of Boston, Depository Trust Company, Participant Trust Company and other depositories/intermediaries, as well as their reconciliation of these holdings with customers' positions. Such review included analysis and testing of a sample of reconciling items;

* Agreement of pending trade activity for the Funds as of August 31, 2000 to their corresponding subsequent bank statements;

* Review of the investment accounts and supporting records of the Funds, including tests of security transactions since our last report, on a test basis.

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Funds' compliance with specified requirements.

In our opinion, management's assertion that The Dreyfus/Laurel Funds, Inc. were in compliance with the requirements of subsections
(b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of August 31, 2000 with respect to securities reflected in the investment accounts of the Funds is fairly stated, in all material respects.

This report is intended solely for the information and use of management of The Dreyfus/Laurel Funds, Inc. and the Securities and Exchange Commission and should not be used for any other purpose.



						/s/ KPMG  LLP
						-------------------------
						KPMG  LLP

New York, New York
October 20, 2000




October 20, 2000



Management Statement Regarding Compliance with Certain
Provisions of the Investment Company Act of 1940


We, as members of management of The Dreyfus/Laurel Funds, Inc. (constituting the Dreyfus BASIC S&P 500 Stock Index Fund, Dreyfus
Bond Market Index Fund, Dreyfus Disciplined Intermediate Bond
Fund, Dreyfus Disciplined Smallcap Stock Fund, Dreyfus Disciplined
Stock Fund, Dreyfus Institutional Government Money Market
Fund, Dreyfus Institutional Prime Money Market Fund, Dreyfus Institutional U.S. Treasury Money Market Fund, Dreyfus Money Market Reserves, Dreyfus Municipal Reserves, Dreyfus U.S. Treasury Reserves, Dreyfus Premier Balanced Fund, Dreyfus Premier Large Company Stock Fund, Dreyfus Premier Limited Term Income Fund, Dreyfus Premier Midcap
Stock Fund, Dreyfus Premier Small Cap Value Fund, Dreyfus Premier
Small Company Stock Fund, Dreyfus Premier Tax Managed Growth Fund and Dreyfus Tax Smart Growth Fund) (the "Funds"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, "Custody of Investments by Registered Management
Investment Companies," of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Funds' compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of August 31, 2000 and for the period from May 31, 2000
(date of your last examination) through August 31, 2000.

Based on this evaluation, we assert that the Funds were in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of August 31, 2000 and for the period from May 31, 2000
(date of your last examination) through
August 31, 2000, with respect to securities reflected in the investment accounts of the Funds.

The Dreyfus/Laurel Funds, Inc.



/s/ Stephen E. Canter
------------------
Stephen E. Canter
Chief Operating Officer
The Dreyfus Corporation